Exhibit 99.2

Investor Relations Contacts:

Jeffrey Goldberger / Rob Fink

KCSA Strategic Communications

P: 212-896-1249 / 212-896-1206

Email: jgoldberger@kcsa.com / rfink@kcsa.com

NTELOS Holdings Corp. to Host Conference Call to Discuss

Extension of Strategic Network Alliance with Sprint

–nTelos to Host Conference Call on May 22 at 8:00 a.m. ET

–Revises Fiscal Year 2014 Adjusted EBITDA and Capital Expenditures Guidance

–Adjusts Dividend Policy to Support 4G LTE Enhancement Program

WAYNESBORO, Va. – May 22, 2014 – NTELOS Holdings Corp. (the “Company,” NASDAQ: NTLS), a leading regional provider of nationwide wireless voice and data communications and home to the “best value in wireless,” announced it will host a conference call today, May 22, 2014, at 8:00 a.m. ET to discuss the extension of the Strategic Network Alliance (“SNA”) with Sprint Corporation (“Sprint,” NYSE: S).

As disclosed in a joint press release issued this morning and on Form 8-K filed with the Securities and Exchange Commission, the amended and restated resale agreement has been extended to December 31, 2022. The agreement calls for NTELOS Inc. (“nTelos”) to remain the exclusive wholesale network services provider for Sprint in the SNA territory and expands the relationship to include access to the Company’s recently launched 4G LTE network. In addition, nTelos retail customers will have access to Sprint’s nationwide 4G LTE network outside the Company’s footprint.

“We are excited to continue our long-standing relationship with Sprint,” said James A. Hyde, CEO of NTELOS Holdings Corp. “Today’s announcement marks a monumental step that will shape nTelos’s future and lays the foundation for our strategy of unlocking value and accelerating growth. By investing in our network, nTelos is well-positioned to continue growing our retail business and maximizing the revenue potential of our wholesale relationships. We are pleased with the terms of the agreement, which we believe are mutually beneficial to all stakeholders. We are equally confident nTelos and Sprint will emerge with a best-in-class, state-of-the-art network, which will allow both companies to compete more effectively in a dynamic wireless environment.”

nTelos has committed to enhance its 4G LTE network in the SNA territory to specifications aligned with Sprint’s network modernization program. nTelos will have access to Sprint’s 800 MHz, 1.9 GHz and 2.5 GHz spectrum in the SNA territory to meet the growing demand for voice and data services among its retail and wholesale customers, improve the quality of its coverage and enhance overall customer satisfaction.

nTelos has agreed to substantially complete the network enhancements no later than May 2017 and estimates the SNA-related upgrade will cost between $150.0 million and $175.0 million. The build out is expected to be fully funded from existing cash balances and cash generated from operations. After reviewing its goals and evaluating its capital requirements, nTelos has made the strategic decision to eliminate its dividend following the payment of the previously declared July 2014 dividend, and redeploy the approximately $36.0 million it pays annually in cash dividends to support network enhancements and its wholesale and retail growth initiatives.

Business Outlook

In accordance with GAAP, nTelos will be recognizing a portion of the billed SNA contract revenues on a straight line basis. Starting with the quarter ending June 30, 2014, the Company will treat the portion related to deferred SNA contract revenue as an adjustment in determining Adjusted EBITDA. In connection with the amended agreement, nTelos is revising its guidance for the year ending December 31, 2014.

The Company now expects its full year 2014 Adjusted EBITDA to be between $128.0 million and $135.0 million (previous range was $140.0 million and $150.0 million). In addition, the Company expects its full year 2014 capital expenditures to be between $110.0 million and $120.0 million (previous range was $85.0 million and $95.0 million). The Company also expects its full year 2015 Adjusted EBITDA to be flat as compared with full year 2014 Adjusted EBITDA and its full year 2015 capital expenditures to be between $110.0 million and $125.0 million.

Conference Call

The Company will host a conference call with investors and analysts to discuss the SNA agreement and its financial outlook on May 22, 2014, at 8:00 a.m. ET. To participate, please dial 1-888-317-6016 in the U.S., 1-855-669-9657 in Canada and 1-412-317-6016 for international, approximately 10 minutes before the scheduled start of the call. The conference call and accompanying presentation will also be accessible live on the Investor Relations section of the Company’s website at http://ir.ntelos.com.

An archive of the conference call will be available online at http://ir.ntelos.com beginning approximately one hour after the call. A replay will also be available via telephone by dialing 1-877-344-7529 in the U.S., 1-855-669-9658 in Canada or 1-412-317-0088 for international callers, and entering access code [10046595] beginning approximately one hour after the call and continuing until June 6, 2014.

Non-GAAP Measures

Adjusted EBITDA is defined as net income attributable to NTELOS Holdings Corp. before interest, income taxes, depreciation and amortization, accretion of asset retirement obligations, deferred SNA contract revenue, gain/loss on sale of assets and derivatives, net income attributable to noncontrolling interests, other expenses/income, equity-based compensation charges, separation charges, secondary offering costs, net loss from discontinued operations and acquisition related charges.

Adjusted EBITDA is a key metric used by investors to determine if the Company is generating sufficient cash flows to continue to produce shareholder value and provide liquidity for future growth.

Adjusted EBITDA is a non-GAAP financial performance measure. It should not be considered in isolation or as an alternative to measures determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Please refer to the exhibits and materials posted on the Company’s website for a reconciliation of non-GAAP financial performance measures to the most comparable measures reported in accordance with GAAP and for a discussion of the presentation, comparability and use of such financial performance measures.

About NTELOS

NTELOS Holdings Corp., operating through its subsidiaries as “nTelos Wireless,” is headquartered in Waynesboro, Va., and provides high-speed, dependable nationwide voice and data coverage for approximately 468,000 retail subscribers based in Virginia, West Virginia and portions of Maryland, North Carolina, Pennsylvania, Ohio and Kentucky. The Company’s licensed territories have a total population of approximately 8.0 million residents, of which its wireless network covers approximately 6.0 million residents. The Company is also the exclusive wholesale provider of network services to Sprint Corporation in the western Virginia and West Virginia portions of its territories for all Sprint CDMA and LTE wireless customers.

FORWARD-LOOKING STATEMENTS

Any statements contained in this press release that are not statements of historical fact, including statements about our beliefs and expectations, are forward-looking statements and should be evaluated as such. The words “anticipates,” “believes,” “expects,” “intends,” “plans,” “estimates,” “targets,” “projects,” “should,” “may,” “will” and similar words and expressions are intended to identify forward-looking statements. Such forward-looking statements reflect, among other things, our current expectations, plans and strategies, and anticipated financial results, all of which are subject to known and unknown risks, uncertainties and factors that may cause our actual results to differ materially from those expressed or implied by these forward-looking statements. Many of these risks are beyond our ability to control or predict. Because of these risks, uncertainties and assumptions, you should not place undue reliance on these forward-looking statements. Furthermore, forward-looking statements speak only as of the date they are made. We do not undertake any obligation to update or review any forward-looking information, whether as a result of new information, future events or otherwise. There are important factors with respect to any such forward-looking statements, including certain risks and uncertainties that could cause actual results to differ from those contained in the forward-looking statements. We advise the reader to review in detail the cautionary statements and risk factors included in our SEC filings, including our most recent Annual Report filed on Form 10-K.

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